Exhibit 99.1

PROPOSAL 3—APPROVAL OF AMENDMENT TO 2009 STOCK INCENTIVE PLAN

On September 13, 2018, our Board of Directors adopted, subject to stockholder approval, an amendment to our 2009 Stock Incentive Plan (the “2009 Plan”) to increase the number of shares of our common stock authorized for issuance under the 2009 Plan by 2,200,000 shares, which would increase the number of shares that may be issued under the 2009 Plan to 14,950,000 and provide that any or all of the shares can be used for the issuance of incentive stock options. We are asking our stockholders to approve this amendment at the annual meeting. Our 2009 Plan was originally adopted by our Board of Directors on November 19, 2009 and was amended on November 17, 2011, November 14, 2013, November 20, 2014, September 15, 2016, November 17, 2016 and November 16, 2017.

Why We Are Requesting Stockholder Approval of the Amendment of the 2009 Plan.

The approval by our stockholders of the amendment of the 2009 Plan will allow us to continue to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-unit awards to our employees, officers and directors, as well as consultants and advisors.

We believe that our success to date is due in large part to our highly talented employee base, and that our future success depends on our ability to attract and retain qualified employees. The market for qualified personnel in our industry is highly competitive. Among the companies we compete with for employee talent are many early stage, private and ventured-backed entities. These companies regularly offer equity incentives as a central and significant component of their compensation packages. We believe that these companies frequently target our employees in an effort to hire top talent away from us. The ability to grant equity awards is critical to our ability to attract and retain the top talent that we need to sustain our growth.

If our stockholders do not approve the proposed amendment to the 2009 Plan, our ability to attract and retain the qualified employees we need to grow our business will be impaired.

Information Regarding Awards Granted under the 2009 Plan, Dilution.

As of August 31, 2018, 2,578,607 shares of common stock subject to unvested restricted stock awards issued under the 2009 Plan were outstanding and 2,783,568 shares of common stock were available for future grant under the 2009 Plan.

The information below excludes our 2000 Employee Stock Purchase Plan. With respect to all of our stock incentive plans as of August 31, 2018:

•	Total number of shares available for grant under the 2009 Plan was 2,783,568;

•	Total number of shares available for grant under the Andera Plan was 16,827; however, we do not intend to issue shares from this plan;

•	Stock options covering 49,237 shares were outstanding;

•	the weighted average exercise price of such options was $10.8083;

•	the weighted average remaining term of such options was 1.14 years; and

•	Total number of shares underlying outstanding full value awards (i.e., awards that are not options or stock appreciation rights) was 2,772,837.

The 2009 Plan is, and the 2009 Plan, as amended, is intended to be, a broad-based plan that allows for the issuance of equity awards throughout our organization. In fiscal 2018, 72% of all equity awards issued by the company were issued to individuals other than executive officers.

The additional 2,200,000 shares that we are requesting to add to the 2009 Plan was based upon careful consideration of the equity compensation needs of the company, including an assessment of the number of shares likely to be needed for future equity grants. As described below, the company also considered the potential dilution to our stockholders that would result from their approval of the amendment of the 2009 Plan. The company believes that approving the additional 2,200,000 shares of common stock for issuance under the 2009 Plan, as amended, is appropriate and in the best interests of stockholders given our current expectations on hiring and employee retention demands created by recent business growth, the highly competitive environment in which we recruit and retain employees, the dilution rate of our peers and our historical rate of issuing equity awards. Our Board of Directors and our management will carefully consider all proposed grants under the 2009 Plan, as amended.

In developing our share request for the 2009 Plan and analyzing the impact of utilizing equity on our shareholders, we considered our “burn rate”, which we consider to be a key metric of how our equity compensation program affects our shareholders.

Burn rate provides a measure of the potential dilutive impact of our annual equity awards. Set forth below is a table that reflects our burn rate for the 2016, 2017 and 2018 fiscal years as well as the average over those years.

Fiscal Year	Options Granted	Restricted Stock Granted	Total Granted (2)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2018	—	1,231,000	3,078,000	38,227,000	8.05%
2017	—	942,000	2,355,000	37,842,000	6.22%
2016	—	1,061,000	2,653,000	37,957,000	6.99%
Three-Year Average	—	1,078,000	2,695,333	38,009,000	7.09%

(1)	“Gross Burn Rate” is defined as the number of shares underlying equity awards granted in the year divided by the basic weighted average number of common shares outstanding.
(2)

“Total Granted” reflects the number of shares underlying equity awards granted in the year, adjusted by a burn-rate multiplier. The burn rate multiplier incorporates a measure of stock price volatility into the overall calculation and the multiplier was 2.5 for each of the fiscal years 2018, 2017 and 2016.

We believe that our future success depends, in large part, upon our continued ability to attract and retain exceptional employee talent. This includes providing long term retention vehicles, such as equity compensation, which serve to retain and motivate those individuals who are expected to make important contributions to the company by providing them with equity ownership opportunities that align their interests with those of the company’s shareholders. Stock-based incentive compensation encourages and rewards employee performance by increasing the value of their compensation if our stock performance improves. Vesting requirements also encourage long-term retention, which is beneficial to our growth and success. We need additional shares under the 2009 Plan to ensure that we have the continued ability to use equity compensation to motivate existing high-performing employees, hire additional, qualified employees and align the interests of our employees, directors, consultants and advisors with those of our stockholders. Accordingly, the Board of Directors believes the proposed amendment of the 2009 Plan is in the best interests of the company and its stockholders and recommends a vote “FOR” the amendment of the 2009 Plan.

Description of the 2009 Plan, as Proposed to be Amended

If our stockholders approve the amendment to the 2009 Plan, the 2009 Plan will remain unchanged in all respects other than (i) the increase to the number of shares of our common stock authorized for issuance under the 2009 Plan by 2,200,000 shares to 14,950,000 shares and (ii) the increase in the number of shares of common stock that may be issued as incentive stock options to 14,950,000 shares. Below is a brief summary of the 2009 Plan, as proposed to be amended. The full text of the 2009 Plan, including the proposed amendment, is attached as Appendix A to this Proxy statement.

Shares Issuable

After giving effect to the proposed amendment, up to 14,950,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) will be authorized for issuance pursuant to awards granted under the 2009 Plan, plus such additional number of shares of common stock as is equal to the number of shares of common stock subject to awards granted under the company’s 1998 Director Stock Option Plan, the company’s 2000 Stock Incentive Plan and the company’s 1997 Stock Incentive Plan (Amended & Restated), which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations of the Internal Revenue Code of 1986, as amended (the “Code”)).

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the company of shares of common stock, (iii) subject to certain conditions, in the case of non-statutory stock options, by delivery of a notice of “net exercise” to the company, (iv) subject to certain conditions, delivery to the company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment. Options may not contain provisions entitling recipients to the automatic grant of additional options in connection with any exercise of the original option.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of the company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of common stock or cash to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock and Cash-Based Awards. Under the 2009 Plan, the Board of Directors has the right to grant other Awards based upon our common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future. The company may also grant other awards denominated in cash rather than shares of common stock.

Dividends and Dividend Equivalents

As a policy, we require participants in our 2009 Plan to waive their rights to accumulate or be paid any dividend or dividend equivalent on any unvested Award.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the company and its subsidiaries are eligible to be granted Awards under the 2009 Plan. Except where the context otherwise requires, “company” includes any of the company’s present or future parent or subsidiary corporations as defined under Sections 424(e) and (f) of the Code and any other business ventures (including, without limitation, joint venture or limited liability companies in which the company has a controlling interest, as determined by the Board of Directors). Under present law, however, incentive stock options may only be granted to employees of the company and its parent or subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits

As of June 30, 2018, approximately 1,700 employees were eligible to receive Awards under the 2009 Plan, including the company’s five executive officers and seven non-employee directors. The granting of Awards under the 2009 Plan is discretionary, and the company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. The table below sets forth, as of June 30, 2018, awards that have been granted under the 2009 Plan.

Name and Position	Number of Shares of Restricted Stock	Number of Stock Options
Robert A. Eberle	890,000	—
President and Chief Executive Officer
Richard D. Booth	136,561	—
Chief Financial Officer and Treasurer
Norman J. DeLuca	262,000	—
Managing Director, Banking Solutions
John F. Kelly	194,500	—
General Manager, Legal Solutions
Nigel K. Savory	375,000	—
Managing Director, Europe
All Executive Officers (5 persons)	1,858,061	—
All Non Executive Directors (7 persons)	147,000	—
Each nominee for election as a director:
Peter Gibson	13,000	—
Joseph L. Mullen	31,000	—
All employees and former directors, but excluding all current executive officers and current non executive directors (1)	6,242,206	5,000

(1)	Includes shares that were subsequently forfeited due to employee departures.

On August 31, 2018, the closing price of our common stock on the Nasdaq Global Select Market was $65.97.

Administration

The 2009 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. Pursuant to the terms of the 2009 Plan, the Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of the Board of Directors.

Subject to any applicable limitations contained in the 2009 Plan, the Board of Directors, the leadership development and compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock- or cash-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

To the extent permitted by applicable law and under the 2009 Plan, the Board of Directors may delegate to one or more officers of the company the power to grant options and other Awards that constitute rights under Delaware law to employees or officers of the company and to exercise such other powers under the 2009 Plan as the Board of Directors may determine. The Board of Directors fixes the terms of the Awards to be granted to such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant. No officer will be authorized to grant awards to any “executive officer” or “officer” of the company, as such terms are defined under the Exchange Act.

Discretionary Awards to non-employee directors will only be granted and administered by a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Stock Market rules.

The 2009 Plan provides that no part of any Award made or granted on or after November 17, 2016 shall vest or become exercisable prior to the first anniversary of the date such Award is made or granted, except that an Award may provide that it shall immediately vest or become immediately exercisable, in whole or in part, upon a participant’s death, disability, termination from employment by the company other than for Cause (as defined in the 2009 Plan), or upon the occurrence of a Change in Control Event (as defined in the 2009 Plan). The 2009 Plan also provides that any Award made or granted on or after November 17, 2016 to the company’s Chief Executive Officer shall (i) have a vesting schedule of more than four years and (ii) be subject to an additional one year holding period before any sale or transfer of shares that shall have vested may take place, other than relative to the sale of shares to cover minimum statutory tax obligations in respect of the vesting of such shares.

Adjustments and Reorganization Events

The Board of Directors is required to make equitable adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or any dividend or distribution to holders of company common stock other than ordinary cash dividends. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any transfer or disposition of all of the common stock of the company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards other than restricted stock or restricted stock unit Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to the excess, if any, of (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all the holder’s outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any tax withholdings) and (vi) any combination of the foregoing. The Board of Directors is not obligated by the 2009 Plan to treat all Awards, all Awards held by a participant in the 2009 Plan or all Awards of the same type identically.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the company, the repurchase and other rights of the company under each outstanding restricted stock or restricted stock unit award will inure to the benefit of the company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock or restricted stock unit award. However, the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or restricted stock unit award or any other agreement between a participant and the company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock or restricted stock unit award or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock or restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.

The 2009 Plan also contains provisions addressing the consequences of a Change in Control Event (as defined in the 2009 Plan). In connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing an option or any other agreement between a participant and the company, the vesting schedule of each option will be accelerated in part so that the number of shares that would have otherwise become vested on any date within one year after the date of the Change in Control Event will immediately become vested. Subject to the following sentence, the remaining shares will continue to become vested in each case one year in advance of the original vesting schedule set forth for such option. Additionally, each option will be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2009 Plan) by the participant or is terminated without Cause (as defined in the 2009 Plan) by the company or the acquiring or succeeding corporation. In addition, in connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing a restricted stock or restricted stock unit award or any other agreement between a participant and the company, the vesting schedule of each restricted stock or restricted stock unit award will be accelerated in part so that the number of shares that would have otherwise become free from conditions or restrictions on any date within one year after the date of the Change in Control Event will immediately become free from conditions or restrictions. Subject to the following sentence, the remaining shares will continue to become free from conditions or restrictions in each case one year in advance of the original schedule set forth for such restricted stock or restricted stock unit award. Additionally, each restricted stock or restricted stock unit award will immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the company or the acquiring or succeeding corporation.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, cancelled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Fungible Share Pool

Subject to adjustment in the event of stock splits and other similar events, any Award that is not a full-value award (as defined below) will be counted against the 2009 Plan share limits as one share for each share of common stock subject to such Award and any Award that is a full-value award will be counted against the 2009 Plan share as 1.28 shares for each one share of common stock subject to such full-value award. “Full-value award” means any restricted stock award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the 2009 Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.28 shares is returned to the 2009 Plan, each applicable share reserve will be credited with 1.28 shares.

Share Counting

Shares of common stock repurchased by the company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

Substitute Awards

In connection with a merger or consolidation of an entity with the company or the acquisition by the company of property or stock of an entity, the Board of Directors may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Plan. Substitute Awards will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Limitation on Repricing

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other Awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs. The company would not take any action that would constitute a repricing under the Nasdaq rules without prior shareholder approval.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Plan after November 19, 2019 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2009 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2009 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the company except that the company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.